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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-148414 on Form S-3 of our report dated March 1, 2013, relating to the consolidated financial statements and financial statement schedules of Behringer Harvard Multifamily REIT I, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Behringer Harvard Multifamily REIT I, Inc. for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Dallas, Texas
March 1, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM